EXHIBIT 10.29

      THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.

                            MILESTONE SCIENTIFIC INC.
                         6% CONVERTIBLE PROMISSORY NOTE

$50,000                                                             June 4, 2003
                                                          Livingston, New Jersey

            FOR VALUE RECEIVED, MILESTONE SCIENTIFIC INC., a Delaware corporation (the "Company" or "Maker") with its principal executive office at 220 South Orange Avenue, Livingston, New Jersey 07039, promises to pay to:

                         Martin Hodas
                         271-19E Grand Central Parkway
                         Floral Park, NY 11005

(the "Payee" or the "holder of this Note") or permitted successors and assigns of the Payee, the principal amount of:

                  FIFTY THOUSAND DOLLARS AND NO CENTS ($50,000)

(the "Principal Amount"), or, if less, the amount then outstanding, in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or such other form as shall be acceptable by the Payee in his sole and absolute discretion together with interest as set forth in Paragraph 1 of this Note at such times and in such amounts as set forth in Paragraph 2 of this Note, at Payee's address designated above or at such other place as the Payee shall have notified the Company before such payment is due.

      1. Interest.

            A. Except as otherwise provided in Paragraphs B and C of this Paragraph 1, interest on the principal amount hereof shall accrue at the rate of 6% per annum (the "Basic Rate") from the date


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hereof until the earliest of maturity on the Maturity Date (as defined in
Paragraph 3 below), or conversion (as described in Paragraph 4 below).

            B. If an Event of Default (as defined in Paragraph 5 below) shall have occurred and shall continue while this Note is outstanding, interest on this Note shall accrue at a rate of 12% (such rate is hereinafter referred to as the "Default Rate").

            C. At the option of the Company, interest shall be payable in shares of the Company's common stock, par value $.001 per share (the "Common Stock"), valued at the average closing bid price per share of Common Stock for the five trading days ending the day prior to the interest payment date.

            D. Interest as aforesaid shall be calculated on the basis of actual number of days elapsed over a year of 360 days.

      2. Principal. The outstanding Principal Amount of this Note shall be due and payable on the Maturity Date (as defined in Paragraph 3 below). The outstanding Principal Amount, with interest to date, shall be prepayable at any time without penalty upon 15 days notice to Payee. On any prepayment, interest shall be paid to the date of prepayment.

      3. Maturity. This Note shall mature, and the unpaid Principal Amount and all accrued interest thereon, shall be due in full on November 27, 2004 (the "Maturity Date").

      4. Conversion. At the option of Payee, the outstanding Principal Amount of this Note, and any accrued but unpaid interest, in its entirety or in part, may be converted, at any time before the Maturity Date, into shares of the Common Stock at a rate of one share for every $.312 of indebtedness.

      5. Events of Default and Remedies.

            A. Events of Default. Each of the following events is herein referred to as an Event of Default:

                  (i) any default in the payment of any principal or interest hereunder when the same shall be due and payable, not remedied within three (3) days of written notice given pursuant to Paragraph 5(B) herein, whether at the Maturity Date or by acceleration or otherwise;

                  (ii) any material default in the due observance or performance of any other covenant, condition or agreement to be observed or performed pursuant to the terms hereof, and the continuance of such default unremedied for a period of twenty (20) days after written notice thereof to the Company setting forth in reasonable detail the circumstances of such Event of Default;

                  (iii) if the Company shall: (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (B) admit in writing its inability to pay its debts as they mature,
(C) make a general assignment for the benefit of creditors, (D) be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code, or (E) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him or it in any proceeding under any such law, or (vi) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing;


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                  (iv) if any order, judgment or decree shall be entered,
without the application, approval or consent of the Company, by any court of competent jurisdiction, approving a petition seeking reorganization of the Company, or appointing a receiver, trustee, custodian or liquidator of any of the Company, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty
(60) consecutive days;

                  (v) there shall be a default (taking into account lapse of notice, written notice to the Company or both) under any bond, debenture, note or other evidence of indebtedness for money borrowed or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company, whether existing on the date hereof or created subsequent to the date hereof, which default relates to the obligation to pay the principal of or interest on any such indebtedness and the effect of such default is to cause such indebtedness to become due prior to its stated maturity; or

                  (vi) if final judgment(s) for the payment of money in excess of $200,000 individually or $250,000 in the aggregate shall be rendered against the Company, and the same shall remain undischarged or unbonded for a period of thirty (30) consecutive days, during which execution shall not be effectively stayed.

            B. Remedies. Upon the occurrence of any Event of Default, and at all times thereafter during the continuance thereof: (i) this Note shall, at the option of the holder of this Note, become immediately due and payable, both as to principal, interest and premium, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding; (ii) all outstanding obligations under this Note, and all other outstanding obligations on which the applicable interest rate is determined by reference to the interest rate under this Note, shall bear interest at the Default Rate; (iii) the holder of this Note may file suit against the Company on the Note and/or seek specific performance or injunctive relief hereunder (whether or not a remedy exists at law or is adequate); (iv) the holder of this Note shall have the right, in accordance with this Note to exercise any and all remedies as such holder may determine in such holder's discretion (without any requirement of marshalling of assets, or other such requirement).

      6. Representations of Payee. Payee represents that shares acquired, as payment for this Note, shall be acquired for Payee's own account and not with a view to or for sale in connection with the distribution thereof within the meaning of the Act or other applicable law. The Payee agrees that the certificates representing such shares may bear a restrictive legend to the foregoing effect. The Payee has no present intention of selling, granting any participation in or otherwise distributing any of these shares. Payee represents that he is an "accredited investor" as such term is defined in the Act and the rules adopted thereunder and is familiar with the types of risks inherent in the acquisition of securities such as the Company's shares. The Payee understands that the shares have not been registered under the Act or the securities laws of any state and its financial position is such that it can afford to retain the shares for an indefinite period of time without realizing any direct or indirect cash return on its investment. The Payee understands that the shares must be held by him until they are registered under the Act or unless an exemption from such registration becomes or is available.

      7. Registration Rights. If Payee converts the Note pursuant to the terms of Section 4 hereof, Payee shall be entitled to piggyback registration rights for the common stock acquired on conversion of the Note, with respect to any future Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission. Such registration rights shall be on terms customary in transactions of this nature. However, the piggyback registration rights granted to Payee pursuant to this


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Section shall only continue until such time that Payee becomes eligible to sell its common stock under Rule 144 promulgated under the Act. The Company will pay all registration expenses in connection therewith.

      8. Miscellaneous.

            A. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of the permitted successors and assigns of the Company and the Payee, respectively, whether so expressed or not.

            B. Notice Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed or sent by certified, registered, or express mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or, if mailed, five days after the date of deposit in the United States mail as follows:

       (i) if to the Maker:     Milestone Scientific Inc.
                                220 South Orange Avenue
                                Livingston, NJ  07039
                                Attn: Thomas M. Stuckey, Chief Financial Officer

       (ii) if to the Payee:    At the address set forth on the first page

            C. Construction. This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of New York and any applicable laws of the United States of America, without giving effect to the conflicts or choice of law principles thereof.

            D. Enforceability. Maker acknowledges that this Note and Maker's obligations hereunder are and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Note and the obligations of Maker evidenced hereby, unless otherwise expressly evidenced in a writing duly executed by the holder of this Note.

            E. Payment. If the date for any payment due hereunder would otherwise fall on a day which is not a Business Day, such payment or expiration date shall be extended to the next following Business Day with interest payable at the applicable rate specified herein during such extension. "Business Day" shall mean any day other than a Saturday, Sunday, or any day which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law to close.

            F. Waiver and Set-off. Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by Payee of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. The Payee, in addition to any other right available to it under applicable law, shall have the right, at its option, to immediately set off against this Note any monies owed by the Payee in any capacity to Maker, whether or not due, upon the occurrence of any Event of Default, even though such charge is made or entered on the books of Payee subsequent to those events.

            G. Lost Documents. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Note or any Note exchanged for it, and (i) in the case of loss, theft or destruction, of indemnity satisfactory to it and (ii) in the case of mutilation, of surrender for


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cancellation of such Note, and, in any case, upon reimbursement to the Company of all reasonable expenses incidental thereto, the Company will make and deliver in lieu of such Note a new Note of like tenor and principal amount and dated as of the original date of this Note.

      IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by Payee and the duly authorized representative of the Company.

                                      MILESTONE SCIENTIFIC INC.


                                      By: /s/ Leonard Osser
                                          ------------------------------------
                                          Leonard Osser
                                          Chairman and Chief Executive Officer


                                      Payee:


                                      ------------------------
                                      Martin Hodas


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